Exhibit 23.1
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of US LEC Corp. and subsidiaries (the "Company") of our report dated February 29, 2000, which report includes an emphasis of a matter paragraph as to a significant portion of the Company's accounts receivable and revenues relating to reciprocal compensation currently in dispute, appearing in and incorporated by reference in the Annual Report on Form 10-K, as amended by the Form 10-K/A, of US LEC Corp. and subsidiaries for the year ended December 31, 1999.


Deloitte & Touche LLP
Charlotte, North Carolina
August 2, 2000